SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 14, 2011

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 3.02.            Unregistered Sales of Equity Securities.

On October 14, 2011, the United States District Court for the Southern District of New York entered an order granting plaintiff Alpha Capital Anstalt's ("Alpha Capital") motion for a preliminary injunction and preliminary declaratory relief in the lawsuit entitled Alpha Capital Anstalt v. Advanced Cell Technology, Inc., Case No. 11 CIV 6458 (S.D.N.Y. filed Sept. 16, 2011).  The lawsuit is described in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 22, 2011.  In its motion, Alpha Capital sought an order directing the Company to deliver to it at least 39,514,859 shares of its common stock in accordance with the terms of its warrants and convertible promissory notes.  The court's October 14, 2011 order directed the Company to hold in escrow 39,514,859 shares of its common stock pending the entry of a preliminary injunction, and directed Alpha Capital to submit a proposed form of order to the court by October 27, 2011.

Since the entry of the court order, the Company has become aware of two additional lawsuits by different holders asserting substantially similar claims and allegations.  As previously disclosed in the current report on Form 8-K filed by the Company on September 22, 2011, in the event all other holders of convertible notes and warrants issued by the Company similarly situated to Alpha Capital were to file substantially similar actions based upon claims and allegations substantially similar to those asserted by Alpha Capital, the Company estimates that the number of shares of common stock such holders of convertible notes could demand would be approximately 8 million, and the number of additional warrants convertible into shares of common stock such holders of warrants could demand would be approximately 380 million.  The Company intends to seek a prompt global resolution of all such claims and potential claims by holders of convertible notes and warrants.

The 39,514,859 shares of the Company’s common stock are being issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities were not sold or issued in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any party that was issued securities in connection with the offering. The Company will receive no cash proceeds in exchange for the issuance of the shares.

Item 8.01.            Other Events.

The information set forth above under Item 3.02 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

Dated: October 19, 2011
	By:	/s/ Gary H. Rabin
Gary H. Rabin
Chief Executive Officer